Exhibit 99.1

News Release
1550 Oak Street
Myrtle Beach, SC 29577
843.626.2265

News Release
Contact:   Walt Standish, (843) 916-7813
                  Dick Burch, (843) 916-7806

FOR IMMEDIATE RELEASE

Beach First National Bancshares, Inc. Announces 3 for 2 Stock Split

Myrtle Beach, SC, October 24, 2006 – Beach First National Bancshares, Inc., (NASDAQ: BFNB) today announced that its board of directors has declared a 3 for 2 stock split on the company’s common stock in the form of a 50% stock dividend. The stock dividend will be payable December 21, to shareholders of record as of December 1, 2006.

Shareholders of record will receive one additional share for every two shares held as of the close of business on the record date. Fractional shares resulting from the stock split will be paid in cash based on the closing price of the Company’s shares reported by the NASDAQ Global Market System as of December 21, 2006. The stock had previously split, 3 for 2, in June 2004.

As a result of the common stock dividend, earnings per share will be retroactively restated for all previous periods. As restated, earnings per share for the three months ended September 30, 2006, were $0.35 per diluted share, compared to $0.20 for the same period a year ago. For the nine months ended September 30, 2006, $0.90 per diluted share compared to $0.56 for the same period in 2005.

Walt Standish, Beach First National president and chief executive officer, said, “We are pleased with the bank’s continued strong financial performance. At year-end 2005, the bank marked its seventh consecutive year in which earnings grew by at least 40%, and its third consecutive year where net income exceeded $1 million. Our exceptional growth can be attributed a strong staff of experienced bankers who are positioned effectively to respond to the needs of our customers and to a product menu that meets both the loan and deposit needs of the communities we serve. We deeply appreciate our shareholders’ investment in our company and thank them for their continued support.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, a $492.0 million financial company headquartered in Myrtle Beach, South Carolina. Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services, including NetTeller internet banking. The company’s website is beachfirst.com.

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Beach First National Bancshares, Inc. Announces 3 for 2 Stock Split                                                                                                  P. 2

Stock Trading Information

The common stock of Beach First National Bancshares, Inc. trades on the NASDAQ Global Market under the symbol BFNB. The company’s stock is available for trade through retail brokers. For more information, contact Richard N. Burch, Executive Vice President and Chief Financial Officer, Beach First National Bank, 1550 Oak Street, Myrtle Beach, SC 29577, (843) 916.7806, dburch@beachfirst.com.

Shareholder Services

Shareholders desiring to change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts, should contact the Transfer Agent: First Citizens Bank, Corporate Trust Division – DAC61, P.O. Box 29522, Raleigh, NC, 27626-0522. Phone Number: 1-877-686-0576.

Investor Relations

Analysts, investors, and others seeking financial information should contact: Richard N. Burch, Executive Vice President and Chief Financial Officer, Beach First National Bank, 1550 Oak Street, Myrtle Beach, SC 29577, (843) 916.7806, dburch@beachfirst.com.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.